EXHIBIT 3.2
BY-LAWS
(conformed - as amended through September 17, 2009)

ARTICLE I

Meetings of Shareholders

Section 1.1.  Annual Meeting.  The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Corporation, City of Wellsboro, or such other place as the Board of Directors may designate, at 2:00 P.M. on the third Tuesday of April of each year.  Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation.  If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2.  Special Meetings.  Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three (3) or more shareholders owning, in the aggregate, not less than twenty percent (20%) of the stock of the Corporation.  Every special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Corporation, a notice stating the purpose of the meeting.

Section 1.3.  Judges of Election.  Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors.  The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected.  The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 1.4.   Proxies.  Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Corporation shall act as proxy.  Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.  Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.5.   Quorum.   A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.  A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

ARTICLE II

Directors

Section 2.1.  Board of Directors.  The Board of Directors (the "Board"), shall have the power to manage and administer the business and affairs of the Corporation.  Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board.

Section 2.2.  Organization Meeting.  The Secretary, upon receiving the certificates of the judges of the result of any election of directors, shall notify the directors-elect of their election and of the time and place at which they are to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year.  Such meeting shall be appointed to be held on the day of the election or as soon thereafter as practicable, and in any event, within thirty (30) days thereof.  If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.3.  Regular Meetings.  Regular meetings of the Board shall be held without notice on the Thursday which first precedes the last Thursday of each month, unless otherwise directed by the Board, and shall be held at the Corporation's office located in Wellsboro, Pennsylvania, unless otherwise directed by the Board.  When any regular meeting of the Board falls upon a holiday, the meeting shall be held the next banking business day, unless the Board shall designate some other day.

Section 2.4.  Special Meetings.   Special meetings of the Board may be called by the Chairman of the Board, or at the request of three (3) or more directors.  Each member of the Board shall be given notice, by telegram, letter, or in person, stating the time and place of each such special meeting.

Section 2.5.   Quorum.  A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.6.   Vacancies.   When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the Commonwealth of Pennsylvania and the Articles of Incorporation, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

Section 2.7.  Mandatory Retirement.  No person who attains the age of sixty-eight (68) years prior to the date of a regular annual meeting of the shareholders shall be eligible to be nominated to be elected as a member of the Board at such meeting.

Each Advisory Board member who attains the age of seventy (70) years shall no longer serve as a member of an Advisory Board.

Each director with at least fifteen (15) years of service as a director (which shall include time, if any, served as a member of an Advisory Board or as a member of the Board of Citizens & Northern Bank or one of its Advisory Boards) who becomes ineligible for re-election by reason of this Section 2.7, may at his option be appointed a Director Emeritus for a term of three (3) years.

Directors Emeriti may be appointed to serve on an Advisory Board in a non-voting capacity.  All Directors Emeriti shall have the privilege of attending, in a non-voting capacity, the regular meetings of the Board.

ARTICLE III

Committees and Advisory Boards

Section 3.1.   Committees.  The Board may appoint from time to time from its own members, committees of one or more persons for such purposes and with such powers as the Board may determine.

ARTICLE IV

Officers and Employees

Section 4.1.  Chairman of the Board.   The Board shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board.  He shall preside at all meetings of the Board.  He shall have and exercise such further powers and duties as from time to time may be conferred or assigned to him by the Board.

Section 4.3.  President.  The Board shall appoint one of its members to be President of the Corporation.  The President shall have and exercise such powers and duties as may from time to time be conferred or assigned to him by the Board.

Section 4.4.  Vice President.  The Board may appoint one or more Vice Presidents.  Each Vice President shall have such powers as may be assigned to him by the Board.

Section 4.5.   Secretary.  The Board shall appoint a Secretary of the Board and of the Corporation who shall keep accurate minutes of all meetings.  The Secretary shall attend to the giving of all notices required by these By-laws to be given.  He shall be custodian of the corporate seal, records, documents, and papers of the Corporation.  He shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice to the office of Secretary or imposed by these By-laws.  He shall also perform such other duties as may be designated to him from time to time by the Board.

Section 4.6.   Treasurer.  The Board shall appoint a treasurer who shall have responsibility for all funds and valuables of the Corporation and shall give such bond, if any, with or without sureties, as the Board may require, and shall perform such other duties as are incident to his office or as may be required by the Board.

Section 4.7.  Other Officers.  The Board may appoint one or more Assistant Vice Presidents; one or more Assistant Secretaries; one or more Assistant Treasurers; and such other officers and attorneys-in-fact as may from time to time appear to the Board to be required or desirable to transact the business of the Corporation.  Such officers shall respectfully exercise such powers and perform such duties as pertaining to their several offices or as may be conferred or assigned to them by the Board, Chairman of the Board, or the President.

Section 4.8. Clerks and Agents.  The Board may appoint from time to time such other clerks, agents, and employees as it may deem advisable for the prompt and orderly transaction of the business of the Corporation. In addition, the Board may define their duties, fix the salaries to be paid them, and dismiss them, subject to the authority of the President and the Chairman of the Board or any other officer of the Corporation authorized to appoint and dismiss all or any clerks, agents, and employees and prescribe their duties and conditions of their employment from time to time and fix their compensation.

Section 4.9.  Tenure of Office.  The President and Chairman of the Board shall hold their office for the current year for which they were elected until the next organizational meeting of the Board, unless they shall resign, become disqualified, or be removed.  Any vacancy occurring in the office of the Chairman of the Board or President shall be filled promptly by the Board.

Section 4.10.  Multiple Offices.  Any number of offices may be held by the same person, in the discretion of the Board.

ARTICLE V

Stock and Stock Certificates

Section 5.1.   Transfers.  Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded.  Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

Section 5.2.  Stock Certificates.  Certificates of stock shall bear the signature of the President (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary or Assistant Secretary, or any other officer appointed by the Board for that purpose, to be known as the Authorized Officer, and the seal of the Corporation shall be engraved thereon.  Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

Section 5.3.  Uncertificated Shares.  Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class shall be identical.  Notwithstanding anything herein to the contrary, the other provisions of Article V of these By-Laws to the extent inconsistent with uncertificated shares shall not apply to uncertificated shares and, in lieu thereof, the Board of Directors shall adopt alternative procedures.

ARTICLE VI

Corporate Seal

The Chairman of the Board, President, Treasurer, Secretary, or any Assistant Treasurer or Assistant Secretary, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.  Such seal shall be substantially in the following form:

(SEAL)

ARTICLE VII

Liability of Directors

No director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office as set forth in the Directors' Liability Act (42 Pa.  C.S. 8361 et seq.) and such breach or failure constitutes self-dealing, willful misconduct, or recklessness.  The provisions of this Article VII shall not apply with respect to the responsibility or liability of a director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state, or federal law.

ARTICLE VIII

Indemnification

Section 8.1.   Indemnification.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 8.2.  Advancement of Expenses.  Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 8.3.   Nonexclusivity.  The indemnification provided by this Article VIII shall not be deemed exclusive of any other right to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 8.4.   Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

ARTICLE IX

Miscellaneous Provisions

Section 9.1.  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

Section 9.2.   Execution of Instruments.   All agreements, indentures, mortgages, deeds, conveyances transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted in behalf of the Corporation by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or the Treasurer.   Any instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct.  The provisions of this Section 9.2 are supplementary to any other provision of these By-laws.

Section 9.3.   Records.  The By-laws, Articles of Incorporation, and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose.  The minutes of each meeting shall be signed by the Secretary or such other officer appointed to act as Secretary of the meeting.

ARTICLE X

By-laws

Section 10.1.   Amendments.  These By-laws may only be amended as provided in the Articles of Incorporation.  No amendment may be made unless the By-laws, as amended, are consistent with the laws of the Commonwealth of Pennsylvania and the Articles of Incorporation.

Section 10.2.   Severability.  If a final judicial determination is made or an order is issued by a court or government regulatory agency having jurisdiction that any provision of these By-laws is unreasonable or otherwise unenforceable, such provision shall not be rendered void, but shall be deemed amended to apply to the maximum extent as such court or government regulatory agency may determine or indicate to be reasonable. If, for any reason, any provision of these By-laws shall be held invalid, such invalidity shall not affect any other provision of these By-laws not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect.  If any provision of these By-laws shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of these By-laws shall, to the full extent consistent with law, continue in full force and effect.